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Exhibit 5.2

CONSENT OF M. MASLOWSKI

        In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), I, Michael Maslowski, hereby consent to references to my name and to my involvement in the preparation of a technical report entitled "Palmarejo Project, SW Chihuahua State, Mexico Technical Report" dated January 1, 2011 (the "Technical Report") in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

/s/ MICHAEL MASLOWSKI
	Name:	Michael Maslowski
	Title:	Assistant General Manager, Coeur Mexicana S.A. de C.V. AIPG-CPG #10890
Date: September 15, 2011

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  Exhibit 5.2
CONSENT OF M. MASLOWSKI